Exhibit 99.1

AMERICAN LORAIN CORPORATION REPORTS 2010 FOURTH QUARTER
AND YEAR-END FINANCIAL RESULTS

Company to Hold Conference Call Friday, April 1, 2011, at 9:00 a.m. ET -
Accompanying Slide Presentation at www.americanlorain.com

JUNAN COUNTY, China, March 31, 2011 -- American Lorain Corporation (NYSE Amex: ALN) ("American Lorain" or the "Company"), an international processed snack foods, convenience foods, and frozen foods company based in the Shandong Province, China, today announced financial results for its fourth quarter and year ended December 31, 2010.

Q4 2010 Financial Highlights

  Total revenues of $82.3 million, an increase of 30.8% year over year
  Gross margin improved to 22.7% from 20.9% year-over-year
  Net income attributable to common stockholders of $8.2 million, up 30.4% year-over-year
  Diluted earnings per share of $0.24 compared to $0.23 in the prior year period

Full-year 2010 Financial Highlights

  Total revenues of $184.2 million, an increase of 25.5% from the prior year
  Gross margin improved to 22.7% from 22.3% in the prior year
  Net income attributable to common stockholders was $17.8 million, an increase of 23.8% year-over-year
  Diluted earnings per share of $0.55 compared to $0.55 in the prior year
  Generated $24.4 million in cash from operations
  Company achieved 2010 guidance of $182.0 to $190.0 million in revenues and $17.8 million to $19.0 million in net income
  Book value per share of $3.76

American Lorain’s Chairman and CEO, Mr. Si Chen, stated, “We are very pleased with our growth during the quarter and year ended December 31, 2010. We have continued to benefit from our existing long-term supplier and customer relationships, and are gaining significant traction in consumer acceptance of our convenience food products. Despite the various uncertainties weighing on the global economic environment, we have remained growing and profitable. American Lorain maintains a growing and diverse network of customers throughout 26 provinces in China and 42 countries around the world. We continued to expand our brand name throughout China, and improved sales domestically by 30.5% during 2010. In 2010, 73.3% of the Company's sales were generated domestically through our network of distribution channels and relations. We also improved our sales internationally by 13.6% primarily supported by growth in the Asia-pacific region. Our financial position is strong with approximately $57.4 million in working capital and a continued record of generating free cash flow while still regularly investing in our business.”

American Lorain Corporation	Page 2
March 31, 2011

2010 Operations and Market Overview

Category	For the 12 months ended
	12/31/2010	12/31/2009%
			Growth
Chestnut	$101,165,457	$89,117,729	13.50%
Convenience food	56,751,766	34,623,978	63.90%
Frozen food	26,259,344	23,030,735	14.00%

American Lorain’s sales of chestnuts increased by 13.5% to $101.2 million, and represented approximately 54.9% of the Company’s total revenues, as compared with 60.7% over the same period of last year. This growth was largely due to increased marketing efforts of the Company’s 50+ varieties of chestnut products such as sweetheart chestnuts and chestnut in syrup, as well as the increase in chestnut retail prices. Sales of chestnuts were particularly strong during the fourth quarter, which has historically been the Company’s strongest quarter due to the seasonality of chestnuts.

Convenience foods remained American Lorain’s fastest growing business segment, improving to $56.8 million (up 63.9%) for the year. Products in American Lorain's convenience foods product line include ‘ready to cook’ foods such as French fries, 'ready to eat' foods such as snack beans and pickle vegetables, and 'meals ready to eat' which are microwavable lunch box entrees or packaged foods with self-heating devices for military personnel. For 2010, this segment represented 30.8% of the Company’s total sales as compared with 23.6% over the same period of last year, and the Company expects this segment to continue to grow the fastest of its three business lines.

American Lorain's frozen food segment contributed an increase of 14% to $26.3 million in 2010 from $23.0 million in 2009, representing 14.3% of the total revenue as compared with 15.7% over the same period of last year. Sales at the Company’s frozen food segment were improved by several large orders placed in the fourth quarter.

2010 Fourth Quarter and Year End Financial Review

American Lorain Corporation
Selected Financial Statements in USD ($ in 000s)
	3 months ended	3 months ended	12 months ended	12 months ended
	12/31/2010	12/31/2009	12/31/2010	12/31/2009

Sales	$82,324,813	$62,931,330	$184,176,567	$146,772,442
Cost of Revenues	($63,663,449)	($49,784,096)	($142,292,716)	($114,064,067)
Gross Profit	$18,661,364	$13,147,234	$41,883,851	$32,708,375
Gross Profit Ratio	22.7%	20.9%	22.7%	22.3%
Income from operations	$12,527,416	$9,399,781	$27,517,774	$22,606,607

Earnings before tax	$11,789,903	$8,291,929	$25,078,749	$19,531,679

Net income attributable to common stockholders	$8,214,844	$6,299,043	$17,839,463	$14,408,112

Diluted earnings per share	$0.24	$0.23	$0.55	$0.55
Weighted average diluted shares outstanding	32,204,555	26,264,794	32,204,555	26,264,794

2010 Fourth Quarter Financial Review

  The Company reported sales for the 2010 fourth quarter of $82.3 million, an increase of 30.8% compared to $62.9 million in the fourth quarter of 2009.
  Gross profit increased 41.9% to $18.7 million from $13.1 million in the prior-year period. Gross margin increased to 22.7% for the three months ended December 31, 2010, from 20.9% for the prior-year period. The increase primarily reflected the increase in chestnut retail prices as well as sales of higher margin chestnut products.

American Lorain Corporation	Page 3
March 31, 2011
  Income from operations during the period was $12.5 million, an increase of 33.3% from $9.4 million reported in the prior year period. Operating margin for the 2010 fourth quarter was 15.2% compared with 14.9% in the prior year.
  The Company had net income for the fourth quarter of 2010 of $8.2 million, or $0.24 per diluted share, compared to net income of $6.3 million, or $0.23 per diluted share in the prior-year period.

Full-year 2010 Financial Review

  For the year ended December 31, 2010, the Company reported revenues of $184.2 million, an increase of 25.5% compared to $146.8 million in the prior year.
  Gross profit increased 28.1% to $41.9 million from $32.7 million in the prior year. Gross margin was 22.7% for the year ended December 31, 2010, compared with 22.3% in full-year 2009.
  Income from operations for the year was $27.5 million, an increase of 21.7% from $22.6 million reported in the prior year. Operating margin for 2010 was 14.9% compared with 15.4% for the prior year.
  The Company reported net income for the year ended December 31, 2010, of $17.8 million, or $0.55 per diluted share based on 32.2 million weighted average diluted shares outstanding, compared with net income of $14.4 million, or $0.55 per diluted share based on 26.3 million diluted shares outstanding, in the prior year.

Balance Sheet Highlights and Financial Position

In December 2010, the Company completed a sale of 3,440,800 shares of its Common Stock to Tongley Investment Ltd. and several accredited investors in a private placement transaction for proceeds of approximately $9.6 million, before payment of transaction fees and expenses. The Company's use of this capital was allocated to its chestnut business and primarily used in raw chestnut procurement during the current chestnut season.

At December 31, 2010, American Lorain’s cash and cash equivalents (excluding $2.3 million in restricted cash) were $12.7 million, working capital was $57.4 million, total debt was $34.7 million, and stockholders’ equity was $129.3 million, compared to $12.1 million, $49.9 million, $35.9 million, and $94.7 million, respectively, at December 31, 2009.

In January 2010, the Company also announced that it received the second tranche of a loan from the German bank, DEG, in in the amount of $10 million. The total amount of the loan with DEG is $15 million, and the first tranche of $5 million was disbursed on December 13, 2010. The loan has a term of 5 years and commencing from the full disbursement, the interest rate has been fixed at 5.51% per annum.

The Company currently has a book value per share at December 31, 2010 of $3.76.

Outlook for 2011

Mr. Chen concluded, “We are optimistic about the outlook of our market growth in China and abroad because of growing demand, improving brand recognition, and balanced supply. We have chosen to not report official 2011 top and bottom line guidance at this time, but our Company is continuing to generate excess cash flow and is well positioned to continue organic growth at a 20-30% growth rate. Finally, we also will strategically identify, research, and if appropriate, look to acquire target companies with desired facilities in areas that fit into American Lorain’s growth plans.”

American Lorain Corporation	Page 4
March 31, 2011

Conference Call

The Company will also discuss these results in a conference call tomorrow morning (April 1, 2011) at 9:00 a.m. ET.

Participant Dial-In Numbers:
Toll-Free Dial-In Number:	(866) 832 - 6356
International Dial-In Number:	(706) 758 - 7383

A recorded replay of the call will be available until 11:59 PM Eastern Time on April 3, 2011 12:00 AM ET. Listeners may dial 800-642-1687 (Domestic) or 706-645-9291 (International) and use the code 49385632 for the replay. The call will also be simultaneously broadcast over the Internet. To listen to the live webcast, please go to www.americanlorain.com and click on the conference call link, or go directly to: http://www.investorcalendar.com/IC/CEPage.asp?ID=163670. The Company will also have an accompanying slide presentation available in PDF format on its homepage prior to the conference call.

About American Lorain Corporation

American Lorain Corporation products include chestnut products, convenience food products and frozen food products. The Company currently sells over 240 products to 26 provinces and administrative regions in China as well as to 42 foreign countries. The Company operates through its five direct and indirect subsidiaries and one leased factory located in China. For further information about American Lorain Corporation, please visit the Company's website at http://www.americanlorain.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate and the actual results and future events could differ materially from management's current expectations. Such factors include, but are not limited to, the Company's ability to obtain the necessary financing to continue and expand operations, to market its products in new markets and to offer products at competitive pricing, to attract and retain management, and to integrate and maintain technical information and management information systems, political and economic factors in the PRC, compliance requirement of laws and regulations of the PRC, the effects of currency policies and fluctuations, general economic conditions and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:
At the Company:
American Lorain Corporation
Mr. David She, CFO
+86-10 8411 3393
david.she@americanlorain.com
Web: http://www.americanlorain.com

Investor Relations:
The Equity Group Inc.
Katherine Yao
Account Executive
+86- 10 6587 6435 / kyao@equityny.com

Adam Prior
Vice President
(212) 836-9606 / aprior@equityny.com

American Lorain Corporation	Page 5
March 31, 2011

AMERICAN LORAIN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
FOR YEARS ENDED DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)

	Three months ended December 31		12 months ended December 31
	2010	2009	2010	2009
Net revenues	$82,324,813	$62,931,330	$184,176,567	$146,772,442
Cost of revenues	(63,663,449)	(49,784,096)	(142,292,716)	(114,064,067)
Gross profit	$18,661,364	$13,147,234	$41,883,851	$32,708,375

Operating expenses
Selling and marketing expenses	(3,919,503)	(2,898,682)	(8,559,003)	(6,454,953)
General and administrative expenses	(2,214,445)	(848,771)	(5,807,074)	(3,646,815)
	(6,133,948)	(3,747,453)	(14,366,077)	(10,101,768)

Operating income	$12,527,416	$9,399,781	$27,517,774	$22,606,607

Government subsidy income	571,996	115,538	1,270,957	355,656
Interest and other income	298,030	15,459	1,057,609	248,303
Other expenses	(327,371)	(92,983)	(415,877)	(327,281)
Interest expense	(1,280,168)	(1,145,866)	(4,351,714)	(3,351,606)

Net income	$8,965,390	$6,649,396	$19,248,277	$15,308,974

Net income attributable to:
-Common stockholders	$8,214,844	$6,299,043	$17,839,463	$14,408,112
-Non-controlling interest	750,546	350,353	1,408,814	900,862
	$8,965,390	$6,649,396	$19,248,277	$15,308,974
Earnings per share
- Basic	$0.25	$0.23	$0.57	$0.55
- Diluted	$0.24	$0.23	$0.55	$0.55

Weighted average shares outstanding
- Basic	31,507,044	26,075,413	31,507,044	26,075,413
- Diluted	32,204,555	26,264,794	32,204,555	26,264,794

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March 31, 2011

AMERICAN LORAIN CORPORATION
CONSOLIDATED BALANCE SHEETS
AT DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)

	At December 31,	At December 31,
ASSETS	2010	2009
Current assets
Cash and cash equivalents	$12,730,626	$12,111,532
Restricted cash	2,308,898	1,299,889
Short-term investment	9,447,585	7,320,248
Trade accounts receivable	33,226,612	23,025,772
Other receivables	1,492,850	8,440,791
Inventory	29,807,198	26,400,117
Advance to suppliers	7,744,976	16,938,872
Prepaid expenses and taxes	434,061	905,266
Deferred tax asset	103,713	199,867
Security deposits and other Assets	693,858	-
Total current assets	$97,990,377	$96,642,354

Non-current assets
Property, plant and equipment, net	72,095,007	41,280,407
Land use rights, net	4,877,438	3,871,547
Deposit	20,297	16,088

TOTAL ASSETS	$174,983,119	$141,810,396

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term bank loans	$25,164,469	$35,488,212
Long-term debt – current portion	218,935	-
Notes payable	4,249,977	-
Accounts payable	6,284,532	2,614,515
Taxes payable	3,266,502	2,235,341
Accrued liabilities and other payables	1,335,947	6,422,492
Customers deposits	89,370	13,842
Total current liabilities	$40,609,733	$46,774,402

Long-term liabilities
Long-term bank loans	5,030,930	294,873

TOTAL LIABILITIES	$45,640,663	$47,069,275

STOCKHOLDERS’ EQUITY
Preferred Stock, $.001 par value, 5,000,000	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized;	34,420	30,240
Additional paid-in capital	52,371,481	35,268,603
Statutory reserves	11,340,739	8,895,477
Retained earnings	48,688,375	38,455,349
Accumulated other comprehensive income	9,475,745	6,068,569
Non-controlling interests	7,431,697	6,022,883

TOTAL STOCKHOLDER’S EQUITY	$129,342,457	$94,741,121

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$174,983,119	$141,810,396

American Lorain Corporation	Page 7
March 31, 2011

AMERICAN LORAIN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOW
FOR YEARS ENDED DECEMBER 31, 2010 AND 2009
(Stated in US Dollars)

	December 31,	December 31,
	2010	2009
Cash flows from operating activities
Net income	$19,248,277	$15,308,974
Stock and share based compensation	890,210	166,398
Depreciation of fixed assets	1,360,134	1,270,783
Amortization of intangible assets	144,611	202,539
Write down of short-term investments	587,117	-
Gain on acquisition of subsidiary	(383,482)	-
Change in assets and liabilities net of effects from acquisition of Shandong
Greenpia:
(Increase)/decrease in accounts & other receivables	(2,549,494)	(1,800,407)
(Increase)/decrease in inventories	(2,812,750)	(1,572,195)
Decrease/(increase) in prepayment	9,665,103	(16,200,484)
Decrease/(increase) in deferred tax asset	96,155	(199,867)
Increase/(decrease) in accounts and other payables	(1,816,937)	(8,018,565)
Net cash (used in)/provided by operating activities	24,428,943	(10,842,825)

Cash flows from investing activities
Shandong Greenpia acquisition net of cash acquired	(1,695,315)	-
Purchase of plant and equipment	(17,566,907)	(1,868,300)
Payment of construction in progress	(11,188,400)	(481,203)
Sales (investment) in short term investment fund	-	105,756
(Increase)/decrease in restricted cash	(1,009,009)	2,416,109
Payments for the purchase of land use rights	(190,109)	(123,157)
Payments for security deposits	(698,067)	(16,088)
Purchase of land for short-term investment	(3,301,571)	(7,312,935)
Net cash used in investing activities	(35,649,378)	(7,279,819)
Cash flows from financing activities
Issuance of common stock	8,955,673	10,920,254
Repayment of notes	-	(5,208,485)
Proceeds from issuance of notes	4,249,977	-
Proceeds from bank borrowings	85,074,357	73,132,782
Repayment of bank borrowings	(90,443,107)	(52,341,668)
Net cash provided by/(used in) financing activities	$7,836,900	$26,502,883

Net Increase/(decrease) of Cash and Cash Equivalents	(3,383,535)	8,380,239
Effect of foreign currency translation on cash
and cash equivalents	3,994,293	889,953

Cash and cash equivalents–beginning of year	12,111,532	2,841,339
Cash and cash equivalents–end of year	$12,722, 290	$12,111,532